Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Savient Pharmaceuticals, Inc. of our report dated March 1, 2011 relating to our audits of the consolidated financial statements, the financial statement schedules and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Savient Pharmaceuticals, Inc. for the year ended December 31, 2010.

/s/ McGladrey & Pullen LLP

New York, New York

March 1, 2011